EXHIBIT 99.1

SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations ph: (702) 897-7150 fax: (702) 270-5161	Timothy J. Parrott, CEO Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Reports First Quarter 2010 Results

LAS VEGAS, Nevada, Thursday, March 11, 2010 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) (“Shuffle Master” or the “Company”) today announced its results for the first quarter and fiscal year ended January 31, 2010.

First Quarter 2010 Financial Highlights

♦	Revenue of $40.3 million increased by 17%, or $5.8 million, year-over-year from $34.5 million. Adjusted for foreign exchange impact, total revenue increased 9% year-over-year.

♦	Total lease, royalty and service revenue was up 11% year-over-year and 2% sequentially, and totaled $22.4 million, or 56% of total revenue.

♦	Gross margin increased 200 basis points to 62%.

♦	GAAP net income and diluted earnings per share ("EPS") increased to $3.7 million and $0.07, respectively, compared to a net loss of ($1.0) million and ($0.02) in the prior year period.

♦	Adjusted EBITDA totaled $12.7 million, up 39% from $9.1 million year-over-year.

♦
Selling, general and administrative ("SG&A") expenses decreased by $1.3 million to $14.4 million, or 8% year-over-year.  Excluding the $2.4 million impact of severance charges in the prior year period SG&A expense increased by 8%, but as a percentage of revenue was 36% as compared to 38% in the year-ago quarter.  Foreign exchange negatively impacted SG&A expense by approximately $1.0 million.

♦	Net debt (total debt, less cash and cash equivalents) was $79.3 million as compared to $85.4 million as of October 31, 2009.

“Our results this quarter reflect solid year-over-year growth in ETS leases, continued momentum of our progressive upgrade strategy, and real progress in our Ace to i-Deal shuffler conversion process,” said Tim Parrott, Chief Executive Officer.  “This, and the continued strong acceptance of our varied and improved product offerings in existing and new markets, are exciting as we enter the new year.”

 First Quarter 2010 Business Segment Highlights

Utility

♦	Total Utility lease and service revenue of $9.7 million grew 5% year-over-year driven by i-Deal™, MD-2, and one2six® shuffler placements.

♦	Total Utility revenue increased 12% to $17.6 million as compared to $15.8 million year-over-year, driven by increases in one2six, Deck Mate®, and i-Deal shuffler sales.

♦	Total leased shuffler installed base grew year-over-year by approximately 300 units to 5,741 units.

♦	Gross margin increased year-over-year from 54% to 61% primarily due to the increase in sales revenue as well as reduced amortization expense associated with the one2six shuffler and Easy Chipper™ C.

♦	Significant year-over-year placements of the i-Deal shuffler with 780 units installed since the year-ago quarter; 226 of those were installed in the first quarter 2010.

♦	The total i-Deal installed base grew to approximately 1,400 units, of which approximately 60% are units on lease.

Proprietary Table Games ("PTG")

♦	Total PTG lease, royalty and service revenue increased 5% year-over-year to $8.9 million.

♦
Total PTG revenue decreased 6% to $9.0 million as compared to $9.7 million in the year-ago quarter. Approximately $0.6 million of revenue was included in the prior year period related to the Company’s Three Card Poker World Championship Tournament. No such tournament was held in the current period.

♦	Gross margin remained flat year-over-year at 83%.

♦
Approximately 120 net placements of progressive upgrades in the first quarter, as compared to 38 net placements made in year-ago quarter, which contributed $0.9 million in lease revenue for the first quarter.

♦	As of the first quarter, there were approximately 480 total progressives. Fortune Pai Gow Poker® Progressive and Three Card Poker® Progressive comprised approximately 70% of all upgrades.

Electronic Table Systems ("ETS")

♦
Total ETS lease, royalty and service revenue was a record $3.8 million, up 44% year-over-year, as a result of increased Table Master® seats on lease, led by proprietary titles such as Royal Match 21®, Bet the Set “21”®, and Three Card Poker®.

♦	Total ETS revenue increased 111% to $8.4 million as compared to $4.0 million in the prior year period as a result of a significant increase in leased Table Master® and sold Rapid Table Game® seats.

♦	Approximately 340 net placements of ETS seats installed in the first quarter, with Table Master placements comprising 61% of the total.

♦	Gross margin increased year-over-year from 39% to 47% primarily due to the mix of revenue including sales of higher margin products.

Electronic Gaming Machines ("EGM")

♦
Total EGM revenue grew 4% to $5.3 million compared to the prior year period mainly due to foreign exchange favorability of approximately $1.3 million.  Total EGM revenue excluding the effect of foreign exchange decreased 21%.

♦	Gross margin increased year-over-year from 48% to 51%, led by increased game conversion kits sales which carry a substantially higher margin than completed units.

♦	Total placements of EGM seats decreased by 29% from the prior year period but were offset by foreign exchange favorability and, to a lesser extent, increased average sales prices.

“We continue to improve our year-over-year profitability and generate strong cash flow,” said Linster Fox, Chief Financial Officer.  “This has enabled us to reduce our net debt to 1.3x our trailing 12 months Adjusted EBITDA.”

Further detail and analysis of the Company's financial results for the year ended January 31, 2010, is included in its Form 10-Q, which has been filed with the Securities and Exchange Commission today, March 11, 2010.

Webcast & Conference Call Information

Company executives will provide additional perspective on the Company’s first quarter earnings results during a conference call on March 11, 2010 at 2 pm Pacific Time.  Those interested in participating in the call may do so by dialing (201) 689-8263 or toll-free (877) 407-0792 and requesting Shuffle Master’s First Quarter 2010 Conference Call.  A hardcopy of the presentation materials may be printed from the Shuffle Master, Inc. website, www.shufflemaster.com, shortly before the start of the call.  In conjunction with the call, a live audio webcast may be accessed at www.shufflemaster.com.  In order to access the live audio webcast please allow at least 15 minutes before the start of the call to visit Shuffle Master’s website and download/install any necessary audio/video software for the webcast.  Immediately following the call and through April 11, 2010, a playback can be heard 24-hours a day by dialing (201) 612-7415 or toll-free (877) 660-6853; account number is 3055; conference I.D. number is 346156.

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which include automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include various e-Table game platforms and Electronic Gaming Machines which include traditional video slot machines for select markets. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the Company’s intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and the Company must adhere to various regulations and maintain its licenses to continue its operations; the Company’s ability to implement its ongoing strategic plan successfully is subject to many factors, some of which are beyond the Company’s control; litigation may subject the Company to significant legal expenses, damages and liability; the Company’s products currently in development may not achieve commercial success; the Company competes in a single industry, and its business would suffer if its products become obsolete or demand for them decreases; any disruption in the Company’s manufacturing processes or significant increases in manufacturing costs could adversely affect its business; the products in each of our segments may experience losses due to technical difficulties or fraudulent activities; the Company operates in a very competitive business environment; the Company is dependent on the success of its customers and is subject to industry fluctuations; risks that impact the Company’s customers may impact the Company; certain market risks may affect the Company’s business, results of operations and prospects; a continued downturn in general worldwide economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect the Company’s results of operations; the Company’s domestic and global growth and ability to access capital markets are subject to a number of economic risks; economic, political, legal and other risks associated with the Company’s international sales and operations could adversely affect its operating results; changes in gaming regulations or laws; the Company is exposed to foreign currency risk; the Company could face considerable business and financial risk in implementing acquisitions; if the Company’s products contain defects, its reputation could be harmed and its results of operations adversely affected; the Company may be unable to adequately comply with public reporting requirements; the Company’s continued compliance with its financial covenants in its senior secured credit facility is subject to many factors, some of which are beyond the Company’s control; the restrictive covenants in the agreement governing the Company’s senior secured credit facility may limit its ability to finance future operations or capital needs or engage in other business activities that may be in its interest; and the Company’s business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K.

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SHUFFLE MASTER, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2010	2009
Revenue:
Product leases and royalties	$20,493	$18,356
Product sales and service	19,843	16,110
Other	-	23
Total revenue	40,336	34,489
Costs and expenses:
Cost of leases and royalties	6,304	5,839
Cost of sales and service	9,185	8,089
Gross profit	24,847	20,561
Selling, general and administrative	14,357	15,651
Research and development	4,962	3,740
Total costs and expenses	34,808	33,319

Income from operations	5,528	1,170

Other income (expense)
Interest income	138	234
Interest expense	(1,056)	(1,872)
Other, net	654	(849)
Total other income (expense)	(264)	(2,487)
Gain on early extinguishment of debt	-	163
Income (loss) from operations before tax	5,264	(1,154)
Income tax provision (benefit)	1,585	(181)
Net income (loss)	$3,679	$(973)

Basic earnings (loss) per share:	$0.07	$(0.02)
Diluted earnings (loss) per share:	$0.07	$(0.02)

Weighted average shares outstanding:
Basic	53,216	53,058
Diluted	54,056	53,058

SHUFFLE MASTER, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	January 31,	October 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$16,770	$7,840
Accounts receivable, net of allowance for bad debts of $745 and $630	22,335	36,371
Investment in sales-type leases and notes receivable, net of allowance
for bad debts of $171 and $164	2,423	2,281
Inventories	28,359	27,639
Prepaid income taxes	4,598	5,893
Deferred income taxes	6,747	6,637
Other current assets	6,633	5,897
Total current assets	87,865	92,558
Investment in sales-type leases and notes receivable, net of current portion	1,548	1,295
Products leased and held for lease, net	26,133	23,653
Property and equipment, net	9,459	9,506
Intangible assets, net	68,682	71,338
Goodwill	72,450	74,662
Deferred income taxes	8,655	9,414
Other assets	2,855	3,043
Total assets	$277,647	$285,469

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,175	$6,336
Accrued and other current liabilities	9,629	16,608
Deferred income taxes, current	59	62
Customer deposits	2,936	2,828
Deferred revenue	5,250	6,802
Current portion of long-term debt	650	650
Total current liabilities	23,699	33,286
Long-term debt, net of current portion	95,468	92,560
Other long-term liabilities	3,271	3,549
Total liabilities	122,438	129,395
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; 151,368 shares authorized;
53,579 shares issued and outstanding	536	536
Additional paid-in capital	89,434	88,977
Retained earnings	45,961	42,282
Accumulated other comprehensive income	19,278	24,279
Total shareholders' equity	155,209	156,074
Total liabilities and shareholders' equity	$277,647	$285,469

SHUFFLE MASTER, INC.
SUPPLEMENTAL DATA
(Unaudited, in thousands)

FINANCIAL DATA
	Three Months Ended
	January 31,
	2010	2009
Reconciliation of Net income (loss) to Adjusted EBITDA

Net income(loss)	$3,679	$(973)
Other income (expense)	264	2,487
Share-based compensation	1,008	2,211
Income tax provision (benefit)	1,585	(181)
Depreciation and amortization	6,125	5,715
Gain on extinguishment of debt	-	(163)

Adjusted EBITDA (1)	$12,661	$9,096

Adjusted EBITDA margin	31.4%	26.4%

1.
Adjusted EBITDA is earnings before other income (expense), provision (benefit) for income taxes, depreciation and amortization, gain on extinguishment of debt and share-based compensation.  Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is a useful performance measure and is widely used to measure performance, and as a basis for valuation, within the Company’s industry. Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  Management uses Adjusted EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its segments with those of its competitors.  The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  Gaming equipment suppliers have historically reported Adjusted EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered as an alternative to operating income (loss), as an indicator of the Company’s performance, as an alternate to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP.  Unlike net income (loss), Adjusted EBITDA does not include depreciation and amortization or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital.  The Company compensates for these limitations by using Adjusted EBITDA as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.  Such GAAP measurements include operating income (loss), net income (loss), cash flows from operations and cash flow data.  The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA.

SHUFFLE MASTER, INC.
BUSINESS SEGMENT DATA
(Unaudited, in thousands)

	Three Months Ended
	January 31,
	2010	2009

Utility:
Revenue	$17,616	$15,751
Gross profit	10,705	8,528
Gross margin	60.8%	54.1%

Proprietary Table Games:
Revenue	$9,035	$9,661
Gross profit	7,537	8,045
Gross margin	83.4%	83.3%

Electronic Table Systems:
Revenue	$8,375	$3,969
Gross profit	3,919	1,560
Gross margin	46.8%	39.3%

Electronic Gaming Machines:
Revenue	$5,310	$5,085
Gross profit	2,686	2,422
Gross margin	50.6%	47.6%

Unallocated Corporate:
Revenue	$-	$23
Gross profit	-	6

Total:
Revenue	$40,336	$34,489
Gross profit	24,847	20,561
Gross margin	61.6%	59.6%

Adjusted EBITDA
as a percentage of total revenue	31.4%	26.4%

Income from operations
as a percentage of total revenue	13.7%	3.4%